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EXHIBIT 10.11

AMENDMENT TO SETTLEMENT AGREEMENT

International Microcomputer Software, Inc. and ArtToday.com, Inc. (hereinafter collectively "IMSI") and Imageline, Inc., George P. Riddick, III, and any assignees (hereinafter collectively "Imageline") hereby agree to amend the Settlement Agreement between the parties dated July 27, 2001 ("Amendment") as follows:

           1. All references to "closing" in the Settlement Agreement shall mean the earlier of a) the date upon which the merger of IMSI and DCDC becomes legally final and binding, or b) November 30, 2001.

           2. Paragraph 4 is hereby deleted in its entirety and replaced by the following: "IMSI hereby agrees to dismiss its appeal of the arbitration award in favor of Imageline currently pending before the 9th Circuit Court of Appeals."

           3. Additional language is added as Paragragh 7 as follows: "IMSI hereby warrants that it has rights to license the 50,000 clip art images licensed to Imageline under this Settlement Agreement, and agrees to indemnify Imageline from any claims by third parties as to copyright ownership, infringement, or other claims of misuse of the images by Imageline, including the reimbursement of any actual costs of product recalls, re-manufacturing, or re-packaging, and related legal fees and expenses, incurred by Imageline as a result of any such claim by third parties, except to the extent such claims of misuse are attributeable solely to the actions of Imageline."

           4. Additional language is added as Paragraph 8 as follows: "IMSI hereby warrants that no changes have been made to the inventory on hand that includes Imageline clip art illustrations, including, but not limited to all MasterClips product inventory, since the original ROI sales proposal was made, and that no changes will be made prior to the closing of this Agreement as called for in this Amendment."

           5. Additional language is added as Paragraph 9 as follows: "All MasterClips royalty accruals, as called for in the original Settlement Agreement executed July 27, 2001 will continue to accrue from August 31, 2001 in accordance with the terms and conditions called for in the original July 27, 2001 Settlement Agreement."

           6. All other terms and conditions of the Settlement Agreement shall remain as originally written and are hereby reaffirmed.

Dated: September 24, 2001               Dated:  September 21, 2001
       ------------------------------           --------------------------------

By:    /s/ GORDON LANDIS                 By:    /s/ GEORGE P. RIDDICK III
       ------------------------------           --------------------------------
       IMSI                                     Imageline


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